Exhibit 10.13

CLASS B ORDINARY SHARE AND WARRANT PURCHASE AGREEMENT

THIS CLASS B ORDINARY SHARE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of September 8, 2020 by and among:

(1)	Ruipeng Pet Group Inc., an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”);

(2)	Skyfield (Shanghai) Investment Co., Ltd. (瓴域(上海)投资有限公司), a limited liability company incorporated under the laws of the People’s Republic of China (the “PRC”);

(3)	Skyfield Holdings Limited, a limited liability company incorporated under the laws of the Hong Kong;

(4)	Skyfield Holdings (Cayman) Inc., a limited liability company incorporated under the laws of the Cayman Islands;

(5)	New Ruipeng Pet Healthcare Group Co., Ltd. ( 新瑞鹏宠物医疗集团有限公司), a limited liability company incorporated under the laws of the PRC (“New Ruipeng”);

(6)	HHRP Holdings Limited, a limited liability company incorporated under the laws of the Hong Kong;

(7)	HHRP Holdings (Cayman) Inc., a limited liability company incorporated under the laws of the Cayman Islands;

(8)	Concordia Holdings Limited, a limited liability company incorporated under the laws of the Cayman Islands;

(9)	Concordia Pet Care Limited, a limited liability company incorporated under the laws of the Hong Kong;

(10)	Yunchong (Beijing) Animal Hospital Technology Co., Limited (云宠(北京)动物医疗科技有限公司), a limited liability company incorporated under the laws of the PRC;

(11)	Shanghai Anan Pet Co., Limited (上海安安宠物有限公司), a limited liability company incorporated under the laws of the PRC;

(12)	Shanghai Ce Er Xing Management and Consulting Co., Limited (上海策而行企业管理咨询有限公司), a limited liability company incorporated under the laws of the PRC;

(13)	Qingdao Ainuo Animal Hospital Management Co., Limited (青岛爱诺动物医院 管理有限公司), a limited liability company incorporated under the laws of the PRC; and

(14) the persons listed on Schedule I-A and Schedule I-B hereto (the “Investors”, and each, an “Investor”).

The Warrantors and the Investors may hereinafter be collectively referred to as the “Parties”, and each, a “Party”. The Parties set out under (1) to (13) above are collectively referred as “Warrantors”.

RECITALS

The Company desires to issue and sell to each Investor and each Investor desires to purchase from the Company certain CLASS B ordinary shares, par value US$0.000001 each, of the Company (the “CLASS B Ordinary Shares”), or certain CLASS B Warrant (as defined below), as the case may be, at the Closing (as defined below), on the terms and conditions set forth in this Agreement.

THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1

ISSUANCE OF CLASS B ORDINARY SHARES AND CLASS B WARRANTS

1.1 Issuance of CLASS B Ordinary Shares. Subject to the terms and conditions hereof and in consideration of the purchase price set forth opposite the name of the relevant Investor under the column “Purchase Price” in Schedule I-A (such purchase price with respect to each such Investor, the “Purchase Price”), the Company hereby agrees to issue and sell to each of the Investors listed in Schedule I-A (collectively, the “USD Investors” and each, a “USD Investor”), and each USD Investor hereby agrees to purchase from the Company that number of CLASS B Ordinary Shares set out opposite its name on the column of “Original Number of Purchased Shares” of Schedule I-A, at a price of US$ 0.32521803 per share with respect to all USD Investors.

1.2 Issuance of CLASS B Warrants. Subject to the terms and conditions hereof and in consideration of the payment of RMB Investment Consideration set forth below, the Company hereby agrees to issue and sell to each of the Investors listed in Schedule I-B (collectively, the “RMB Investors” and each, a “RMB Investor”) and each RMB Investor hereby agrees to purchase from the Company certain CLASS B Warrant (as defined below) for certain number of CLASS B Ordinary Shares issuable thereunder set out opposite its name on the column of “Original Number of Purchased Shares Issuable under CLASS B Warrant” of Schedule I-B, at a price of US$ 0.32521803 per share (the aggregate purchase price for such CLASS B Warrant is hereafter referred to as the “RMB Investment Consideration”).

1.3 The CLASS B Ordinary Shares to be purchased and sold pursuant to this Agreement and the CLASS B Ordinary Shares issuable under the CLASS B Warrants to be purchased and sold pursuant to this Agreement shall be collectively hereinafter referred to as the “Purchased Shares”.

1.4 Any entity (“Additional Investor”) recognized by the Company may participate in the Closing or a subsequent closing (provided that such subsequent closing shall take place within two (2) months after the Closing) as a USD Investor or an RMB Investor by executing a joinder substantially in the form attached hereto as Exhibit C (“Joinder”), provided that the aggregate Purchase Price and RMB Investment Consideration paid or payable by all USD Investors and RMB Investors (including without limitation the Investors to this Agreement and those participating through a Joinder as contemplated under this Section 1.4) shall not exceed US$700,000,000 collectively. The Parties hereby agree and authorize the Company to adjust Part B of Schedule II, Schedule I-A and Schedule I-B (if applicable) to reflect the participation of such Additional Investors appropriately.

SECTION 2

CLOSING

2.1 The Closing. The closing of the subscription and issuance of the CLASS B Ordinary Shares and the issuance of the CLASS B Warrants hereunder shall take place remotely via the exchange of documents and signatures on a date specified by the Parties as soon as practical after satisfaction or otherwise waiver of the conditions as set forth in Section 6 and Section 7 (but in any event within five (5) Business Days thereafter, except for the conditions to be satisfied at the Closing), or at such other time and place as mutually agreed by the Parties (the “Closing”, and such date, the “Closing Date”). “Business Day” means any day that is not a Saturday, a Sunday, a public holiday or a day on which date commercial banks in the PRC, Cayman Islands or Hong Kong Special Administrative Region are closed.

2.2 Deliveries.

At the Closing, the Company shall deliver to each Investor, in addition to any item the delivery of which is made an express closing condition pursuant to Section 6 hereof, (i) with respect to each USD Investor, a certificate representing the number of the Purchased Shares that such Investor is purchasing against its payment of the Purchase Price therefor pursuant to Section 1.1 and (ii) with respect to each RMB Investor, the CLASS B Warrant applicable to it against its payment of the RMB Investment Consideration therefor pursuant to Section 1.2; and

At the Closing, (i) each USD Investor shall pay to the Company the Purchase Price payable by it under this Agreement by wire transfer in immediately available funds to the bank account of the Company designated by the Company; and (ii) each RMB Investor shall pay the RMB Investment Consideration under the applicable RMB Investment Agreement (as defined below) to the bank account designated by the Domestic Company, provided that wire transfer instructions are delivered to each Investor in writing at least three (3) Business Days prior to the Closing.

2.3 Several and Not Joint Obligations. The Investors’ respective obligations, undertakings, warranties, representations and liabilities under this Agreement are several and not joint. In the event that an Investor fails to or decides not to close the purchase and sale of the applicable Purchased Shares or the applicable CLASS B Warrant, as the case may be, any other Investor may elect at its sole discretion to proceed or not to proceed with the Closing, provided that if such other Investor elects to proceed with the Closing, the relevant provisions relating to investment amount of such failing Investor under the Transaction Documents shall be adjusted accordingly as appropriate.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally but not jointly, hereby represents and warrants to the Company as follows:

3.1 Authorization. Such Investor has all requisite power, authority and capacity to enter into the Transaction Agreements (as defined below) to which it is a party. This Agreement has been duly authorized, executed and delivered by such Investor. The Transaction Agreements, when executed and delivered by such Investor, will constitute its valid and legally binding obligations, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

3.2 Purchase for Own Account. Such Investor is acquiring the Purchased Shares or the applicable CLASS B Warrant, as the case may be, solely for investment for its own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof as of the date hereof and the Closing Date, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same as of the date hereof and the Closing Date.

3.3 The funds used by such Investor to purchase its Purchased Shares will be obtained and paid in compliance with all applicable laws.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS

The Warrantors hereby jointly and severally represent and warrant to each of the Investors that, except as set forth in the Disclosure Schedule (the “Disclosure Schedule”) attached to this Agreement as Exhibit A as of the date hereof, as follows. In this Agreement, any reference to a Party’s “Knowledge” means such Party’s reasonable knowledge after due and diligent inquiries of officers, directors and employees of such Party reasonably believed to have knowledge of the matter in question; any reference to “Material Adverse Effect” means the material adverse effect on the condition (financial or otherwise), assets (including intangible assets), liabilities, property, prospects, or results of operation of or business (as presently conducted and proposed to be conducted) of the Group Companies taken as a whole; any reference to “Group Companies” means collectively the Company and the entities and branches, directly or indirectly, Controlled by the Company, and a “Group Company” shall mean any of them; any reference to “Control” of a given entity means (i) holding 50% or more of the issued shares, other equity interest or registered capital of that entity or (ii) the power or authority, to determine the management and policies of such entity, whether through the ownership of more than fifty percent (50%) voting right of that entity, through the voting proxy of more than fifty percent (50%) voting right of that entity, through the power to control the composition of a majority of the board of directors of such entity or through contractual arrangement or other means.

4.1 Organization, Good Standing and Qualification. Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, or by virtue of, the laws of the jurisdiction of its incorporation or establishment, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations hereunder and under any agreement contemplated hereunder to which it is a party.

4.2 Capitalization. Immediately prior to the Closing, the authorized share capital of the Company consists of the following:

(a) Ordinary Shares.

A total of 50,000,000,000 authorized ordinary shares, par value US$0.000001 each, with the rights and privileges as set forth in the Articles, of which (i) 11,069,497,000 have been categorized as class A ordinary shares (the “CLASS A Ordinary Shares”), of which 10,426,791,136 are issued and outstanding, up to 30,000,000 CLASS A Ordinary Shares that have been reserved for roll-over awards, 28,990,000 CLASS A Ordinary Shares to be issued to 北京健能投资管理中心（有限合伙）after the Closing upon its transfer of its shareholding in New Ruipeng to any Group Company according to the Restructuring Agreement, and 56,820,000 CLASS A Ordinary Shares to be issued to 中国国际金融股份有限公司 or its designee after the Closing upon its transfer of its shareholding in New Ruipeng to any Group Company according to the Restructuring Agreement; (ii) up to 2,152,402,190 are categorized as class B ordinary shares (the “CLASS B Ordinary Shares”), none of which is issued and outstanding.

(b) Warrants.

(i) a warrant issued by the Company to 天津高瓴诺远企业管理咨询合伙企业（有限合伙）with respect to subscription for up to 26,895,864 Class A Ordinary Shares (the “Ordinary Warrant”); and

(ii) a warrant(s) to be issued by the Company at the Closing to certain RMB Investor(s) (if any) with respect to subscription for certain CLASS B Ordinary Shares (the “CLASS B Warrant”, together with the Ordinary Warrant, the “Warrants”);

(c) Options, Warrants, Reserved Shares. Except for (i) the preemptive rights provided in the amended and restated shareholders agreement (in form and substance as agreed by the Parties) to become effective at the Closing (the “Shareholders Agreement”), (ii) ordinary shares issuable upon exercise of the Warrants, (iii) up to 500,000,000 CLASS A Ordinary Shares that have been reserved under the ESOP (as defined below), (iii) up to 30,000,000 CLASS A Ordinary Shares that have been reserved for roll-over awards, (iv) 28,990,000 CLASS A Ordinary Shares to be issued to 北京健能投资管理中心（有限合伙）after the Closing upon its transfer of its shareholding in New Ruipeng to any Group Company according to the Restructuring Agreement, and (v)56,820,000 CLASS A Ordinary Shares to be issued to 中国国际金融股份有限公司 or its designee after the Closing upon its transfer of its shareholding in New Ruipeng to any Group Company according to the Restructuring Agreement, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any equity interest or registered capital of any Group Company.

(d) Outstanding Security Holders. Part A and Part B of Schedule II attached hereto sets forth the capitalization tables of the Company immediately prior to the Closing and immediately after the Closing, in each case reflecting all then outstanding shares of the Company (on a fully-diluted basis), and indicating the type and number of shares, options or other securities held by each such shareholder, option holder or other security holder.

4.3 Subsidiaries. Except for the mergers or acquisitions occurred in the daily operation or ordinary business of any Group Company, none of the Group Companies presently owns or controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or entity than a Group Company. Schedule III sets forth a complete list of all the Group Companies as of June 30, 2020 (together with information on the direct or indirect holding percentage of the Company in such Group Companies), and such information is true, complete and correct in material respects and there is no information the omission of which would make such information misleading, incomplete or inaccurate in material respect.

4.4 Authorization. All corporate actions on the part of each Group Company that is a party to any Transaction Document, its respective officers, directors and shareholders/stockholders necessary for the authorization, execution and delivery of this Agreement, the Shareholders Agreement, the CLASS B Warrant, the RMB Investment Agreements and any other agreements to which it is a party and the execution of which is contemplated hereunder or in relation hereto (collectively the “Transaction Agreements”, together with the Amended and Restated Memorandum and Articles of Association of the Company (in form and substance as agreed by the Parties) (the “Restated Articles”), collectively, the “Transaction Documents”), and the performance of all obligations of each Group Company that is a party to any Transaction Document hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Purchased Shares have been taken or will be taken prior to the Closing. Each Transaction Agreement, when executed and delivered, constitutes the valid and legally binding obligation of each Group Company that is a party to any Transaction Document, enforceable against such Group Company to the extent it/he is a party thereto, in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

4.5 Valid Issuance of Shares.

(a) The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of any liens and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and applicable securities laws.

(b) Immediately prior to the Closing, the then outstanding share capital of the Company and the outstanding share capital or registered capital of each other Group Company, have been duly and validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and applicable laws, and such shares and all outstanding options and other securities of the Company and each other Group Company have been issued and/or will have been issued in full compliance with the requirements of all applicable securities laws and regulations including, to the extent applicable, the registration and prospectus delivery requirements of the United States Securities Act of 1933, as amended (the “Act”), or in compliance with applicable exemptions therefrom, and all other provisions of applicable securities laws and regulations.

(c) No share capital or registered capital of the Company or any other Group Company was issued or subscribed to in violation of the preemptive rights of any Person, terms of any contract, or any applicable laws, by which each such Company and Group Company at the time of issuance or subscription was bound. There are no (i) resolutions pending to change the share capital or registered capital of any Group Company or cause the liquidation, winding up, or dissolution of any Group Company, (ii) dividends which have accrued or been declared but are unpaid by any Group Company, or (iii) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company.

(d) All the direct and indirect holder of securities of the Company have acquired such securities in compliance with applicable laws, and have obtained and made the requite approvals, filings or registrations required by applicable authorities, including with limitation, the foreign exchange registration and approval for oversea domestic investment, the lack of which will result in Material Adverse Effect to the Company.

4.6 Compliance with Laws; Consents and Permits. None of the Group Companies is in violation of any applicable law, statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties in any material respect. All material consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority on the part of any Group Company that is a party to any Transaction Document required in connection with the consummation of the transactions contemplated hereunder shall have been obtained prior to and be effective as of the Closing. Each Group Company has all permits, licenses and any similar authority necessary for the conduct of its business as now being conducted and as proposed to be conducted by it, the lack of which could result in a Material Adverse Effect. None of the Group Companies is in default under any of such material permits, licenses and any similar authority, nor is it in receipt of any letter or notice from any relevant authority notifying revocation of any such material permits, licenses and any similar authority issued to it for noncompliance or the need for compliance or remedial actions in respect of the activities carried out by such Group Company in material aspects. In respect of any such material permits, licenses and any similar authority which are subject to periodic renewal by any governmental or administrative authorities, to the Knowledge of the Warrantors, none of the Group Company has any reasonable reason to believe that such requisite renewals will not be granted by the relevant authorities.

4.7 Compliance with Other Instruments and Agreements. No Group Company is in, nor shall the conduct of its business as currently or proposed to be conducted result in, any violation, breach or default of any term of its constitutional documents which may include, as applicable, memoranda and articles of association, by-laws, joint venture contracts, feasibility studies and the like (the “Constitutional Documents”), and none of the Group Companies is in any material respect in breach of any term or provision of any mortgage, indenture, contract, agreement or instrument to which it is a party or by which it may be bound (“Other Instruments”) or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon such Group Company. The execution, delivery and performance of and compliance with the Transaction Documents and the consummation of the transactions contemplated thereunder will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under any Constitutional Documents or any Other Instruments, or a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of any Group Company that is a party to any Transaction Document.

4.8 Liabilities. Except for as disclosed in the Financial Statements (as defined below) or as incurred with respect to the ordinary course of business of any of the Group Companies, the Group Companies do not have any indebtedness as of the date hereof for borrowed money that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which any Group Company has otherwise become directly or indirectly liable, and none of the Group Companies is unable to pay its debts as and when they fall due or, is subject to any insolvency proceedings or has had a receiver, liquidator or administrator appointed over its assets, except for those occurred in the ordinary course of business of any of the Group Companies.

4.9 Title to Properties and Assets. Each Group Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under contract to use, all machinery, equipment, furniture, fixtures, vehicles and other properties and assets material for its business as currently conducted.

4.10 Real Property. No Group Company owns any real property. With respect to each real properties for the Group Companies’ business as currently conducted, the Group Company has valid and binding leasehold interests in their leased real properties, free of any liens of any party other than the lessors of such property and assets (as applicable).

4.11 Status of Proprietary Assets. For purpose of this Agreement, (i) “Proprietary Assets” shall mean all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, copyright registrations and applications and all other rights corresponding thereto, inventions, databases and all rights therein, all computer software including all source code, object code, firmware, development tools, files, records and data, including all media on which any of the foregoing is stored, formulas, designs, trade secrets, confidential and proprietary information, proprietary rights, know-how and processes of a company, and all documentation related to any of the foregoing; and (ii) “Registered Intellectual Property” means all Proprietary Assets of the Group Companies, wherever located, that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any government authority. Each Group Company (i) has developed and owns free and clear of all material claims, security interests, liens or other encumbrances, or (ii) has a valid right or license to use, all Proprietary Assets, including Registered Intellectual Property, necessary and appropriate for its business as now conducted, to the Knowledge of the Warrantors, without any conflict with or infringement of the rights of others.

4.12 Material Contracts and Obligations. All agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which any Group Company is a party or by which it is bound that are material to the conduct and operations of its business and properties and the Transaction Documents (collectively, the “Material Contracts”), are valid, binding and enforceable obligations of the parties thereto and the terms thereof have been complied with by the relevant Group Company and all the other parties thereto. There are no circumstances likely to give rise to any material breach of such terms, no grounds for rescission, avoidance or repudiation of any of the Material Contracts which would have a Material Adverse Effect and no notice of termination or of intention to terminate has been received in respect of any Material Contract. For purposes of this Section 4.12, “material” shall mean (i) having an aggregate value, cost or amount, or imposing liability or contingent liability on any Group Company, in excess of RMB20,000,000, (ii) containing exclusivity, non-competition, or similar clauses that impair, restrict or impose conditions on any Group Company’s right to offer or sell products or services in specified areas, during specified periods, or otherwise, (iii) transferring or licensing any Proprietary Assets to or from any Group Company (other than licenses granted in the ordinary course of business or licenses from commercially readily available “off the shelf” computer software), or (iv) the termination of which would otherwise be reasonably likely to have a Material Adverse Effect.

4.13 Litigation. There is no material action, suit, proceeding, claim, arbitration or investigation (“Action”) in a single amount of more than RMB1,000,000 pending against any Group Company.

4.14 Disclosure. No representation or warranty by the Warrantors in this Agreement and no information or materials provided by the Group Companies to each Investor in connection with its due diligence investigation of the Group Companies or the negotiation and execution of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

4.15 Financial Statements. The consolidated financial statements (“Financial Statements”) as of March 31, 2020 (“Balance Sheet Date”) of the Company, attached to this Agreement as Exhibit D, (a) are prepared in accordance with the books and records of each Group Company, (b) are true, correct and complete and present fairly the financial condition of the Group Companies at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (c) have been prepared in accordance with the PRC generally accepted accounting principles (“PRC GAAP”) applied on a consistent basis. Specifically, but not by way of limitation, the Financial Statements disclose all of the Group Companies’ material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with PRC GAAP. The Group Companies have good and marketable title to all assets set forth on the Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business. Except as disclosed in the Financial Statements, none of the Group Companies is a guarantor or indemnitor of any indebtedness of any other person or entity. The Group Companies maintain a standard system of accounting established and administered in accordance with PRC GAAP.

4.15A Activities Since Balance Sheet Date. Since the Balance Sheet Date, (a) the Group Companies, taken as a whole, have conducted their respective businesses in ordinary course, in substantially the same manner in which they had been previously conducted, and (b) with respect to the Group Companies, taken as a whole, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Group Companies from that reflected in the Financial Statements, except for changes in the ordinary course of business or those that have not, in the aggregate, result in any Material Adverse Effect;

(b) any material change in the contingent obligations of the Group Companies by way of guarantee, endorsement, indemnity, warranty or otherwise, except for changes in the ordinary course of business or those that have not, in the aggregate, result in any Material Adverse Effect;

(c) any damage, destruction or loss, whether or not covered by insurance, having any Material Adverse Effect, except for the damage or destruction or loss in the ordinary course of business;

(d) any waiver or compromise by the Group Companies of a valuable right or of a material debt owed to it, except for the waiver or compromise in the ordinary course of business or those that have not, in the aggregate, result in any Material Adverse Effect;

(e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Group Companies, except for the satisfaction, discharge or payment made in the ordinary course of business or the satisfaction, discharge or payment that is not material to the assets, properties, financial condition, operating results or business of the Group Companies;

(f) any material change or amendment to a Material Contract or arrangement by which a Group Company or any of its assets or properties is bound or subject, except for changes in the ordinary course of business or those that have not, in the aggregate, result in any Material Adverse Effect;

(g) any mortgage, pledge, transfer of a security interest in, or lien created by the Group Companies, with respect to their material properties or assets, except liens for taxes not yet due or payable, or the mortgage, pledge, transfer of a security interest in or lien in the ordinary course of business or those that have not, in the aggregate, result in any Material Adverse Effect;

(h) any debt, obligation, or liability incurred, assumed or guaranteed by any Group Company individually in excess of US$5,000,000 or in excess of US$20,000,000 in the aggregate, except those incurred in the ordinary course of business of the Group Companies;

(i) any transactions out of ordinary course of business with any of Ruipeng Management Members;

(j) any failure to conduct business in the ordinary course, consistent with the Group Companies’ reasonably prudent past practices;

(k) any dividend or other distributions declared or made by any Group Company.

4.16 Tax Matters. Since December 3, 2019, the Group Companies have complied in material respects with applicable laws relating to the taxes and have paid or made provision for the payment of all taxes that have become due pursuant to the tax returns, applicable laws or otherwise. Since December 3, 2019, the Group Companies have complied in material respects with applicable laws relating to the withholding of taxes and, subject to the foregoing, have, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under applicable laws.

4.17 Interested Party Transactions. None of Peng Yonghe (彭永鹤), Liu Lang (刘朗), Zhang Yanzhong (张延忠), Zhang Wei (张微), Wang Liesheng (王烈胜) , Dong Yi (董轶), Wei Rensheng (魏仁生), Li Wanbang (李万邦) and Mao Junfu (毛军福) (collectively, the “Ruipeng Management Members”) or any “Affiliate” (as defined in the Shareholders Agreement) of the Company (except for the Group Companies) has any agreement, understanding, proposed transaction with, or is indebted to, any Group Company, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any of them (other than for accrued salaries, reimbursable expenses or other standard employee benefits). None of the Ruipeng Management Members has any direct or indirect ownership interest in any firm or corporation (except for a Group Company) with which a Group Company is affiliated or with which a Group Company has a business relationship, or any firm or corporation that competes with the Group Companies. None of the Affiliates of any Ruipeng Management Members (except for the Group Companies) conducts any business that is similar to or competitive with the Main Business, and none of the Ruipeng Management Members or any of their Affiliates is a shareholder, director, employee, consultant, representative or agent of any of the foregoing persons. None of the Ruipeng Management Members or any Affiliate of such Ruipeng Management Member has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to the Group Companies any goods, property, intellectual or other property rights or services; or (b) any contract or agreement to which a Group Company is a party or by which it may be bound or affected.

4.18 Obligations of Ruipeng Management Member. Each of Ruipeng Management Member is currently devoting substantially all of his working time to the conduct of the business of the Group Companies. None of the Group Companies is aware that any Ruipeng Management Member intends to terminate his employment, nor does such Group Company has a present intention to terminate the employment of any Ruipeng Management Member. None of the Ruipeng Management Members is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such Ruipeng Management Member’s ability to promote the interest of any Group Company or that would conflict with any Group Company’s business as proposed to be conducted. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of any Group Company’s business by the Ruipeng Management Members, nor the conduct of any Group Company’s business as now conducted and as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any Ruipeng Management Member is now obligated. Each of Ruipeng Management Member has entered into an employment agreement, a confidential agreement, and a non-compete agreement with the Group Companies.

4.19 Employee Matters. Each Group Company has complied with all applicable employment and labor laws including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions, lowest salary, working hours or the like, in all material aspects.

4.20 Environment. To the Knowledge of the Warrantors, (i) each of the Group Companies is in material compliance with applicable laws concerning health, safety or matters related to pollution or protection of the environment which are applicable to any of the Group Companies (the “Environmental Law”), and (ii) each of the Group Companies has obtained all material permits required by it under the Environmental Law from the competent government authority, if any, for the conduct of its business, except in the case of (i) and (ii) where the failure to be so in compliance or receive such permits would not cause a severe interruption of the businesses of the Group Companies taken as a whole.

4.21 Restructuring. Subject to the steps adjusted by Hillhouse (as defined in the Restructuring Agreement) and Ruipeng Management Members, the restructuring provided under the framework restructuring agreement dated January 23, 2019 (“Restructuring Agreement”) has been substantially completed to the effects and in accordance with the steps provided therein.

SECTION 5

COVENANTS OF THE WARRANTORS

The Warrantors jointly and severally covenant to the Investors as follows:

5.1 Use of Proceeds. The proceeds received from the issuance and sale of CLASS B Ordinary Shares and the CLASS B Warrants hereunder shall be used by the Company solely for the development and operation of the Main Business in accordance with the Shareholders Agreement and the Restated Articles. “Main Business” means the business conducted by the Group Companies, which includes animal hospital, animal grooming, sale of animal food and products, and other pet-related businesses, including but not limited to the internet, software development, education and training, supply chain, media, etc..

5.2 Establishment of ESOP. Immediately prior to the signing of this Agreement, the Company has reserved 500,000,000 Shares for the issuance of CLASS A Ordinary Shares under the Company’s employee equity incentive plan (the “ESOP”). The Company agrees, after the Closing, to establish the ESOP duly approved in accordance with the Shareholders Agreement and the Restated Articles.

5.3 Filing of Restated Articles. Within ten (10) Business Days after the Closing, the Company shall file the Restated Articles with the Registrar of Company of the Cayman Islands, and obtain the duly stamped Restated Articles, the evidence of which shall be delivered to the Investors.

5.4 Compliance with Law. The Warrantors shall, and the Warrantors shall cause the other Group Companies to, conduct their respective Main Business in compliance with applicable laws in material respects, and in due course apply for, obtain and maintain consents, permits, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings from, by or with applicable governmental authorities as required by the applicable laws in connection with such businesses, except for the consents, permits, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings which the Group Companies are unable to obtain in practice.

5.5 License and Permits. The applicable Warrantors shall, and the Warrantors shall cause each Group Company to, use their commercially reasonable efforts to apply for any material license, permit, filing or registration which is legally required or necessary for maintenance of its assets and business operation and, and shall ensure the renewal of such license, permit, filing or registration in a timely manner.

5.6 Tax Compliance. The Warrantors shall, and the Warrantors shall cause the Group Companies (taken as a whole) to, comply in all material respects with all applicable laws, regulations, orders and policies relating to tax, and make withholding in respect of or on account for any transaction or event occurring after the Closing in connection of which the Group Companies may be levied by competent governmental authority of any tax, except for (a) any reasonable or bona fide tax planning; or (b) with respect to any entity that becomes a Group Company after Closing through merger and acquisition, any tax matters in relation to such target entities merged or acquired by any of the Group Companies before such merger or acquisition.

5.7 Leasehold Interest. The Warrantors shall, and shall cause the applicable Group Companies to use their commercially reasonable efforts to protect their leasehold interest.

5.8 Social Insurance and Housing Fund Contribution. The Warrantors shall, and the Warrantors shall cause the Group Companies to, use commercially reasonable efforts to make the contribution of social insurance and housing fund in accordance with applicable laws.

5.9 Intellectual Property Protection. The Warrantors shall, and shall cause the Group Companies to, take all reasonable efforts to protect their respective Proprietary Assets, including without limitation registering their respective trademarks, brand names, domain names, copyrights, software and self-developed mobile applications with the competent governmental authorities in a timely manner.

5.10 Restructuring. Each of the Warrantors shall use best efforts to procure the relevant parties to take the necessary actions that are required from it to perform and complete its obligations under the Restructuring Agreement, including without limitation, the shareholders of New Ruipeng other than HHRP Holdings Limited, shall transfer their shareholding interest in New Ruipeng to HHRP Holdings Limited, such that New Ruipeng is indirectly wholly owned by the Company, and the applicable shareholders of the Company shall pay up their respective subscription price for the Class A Ordinary Shares held by them .

SECTION 6

CONDITIONS TO INVESTOR’S OBLIGATIONS AT THE CLOSING

The obligation of each Investor to purchase the Purchased Shares at the Closing is subject to the fulfillment, to the satisfaction of such Investor, or waiver by such Investor, on or prior to the Closing, of the following conditions:

6.1 Representations and Warranties True and Correct. The representations and warranties of the Warrantors contained in Section 4 shall be true and correct and complete in all material respects when made, and shall be true and correct and complete in all material respects as of the Closing Date with the same force and effect as if they had been made on and as of such date.

6.2 Performance of Obligations. Each Group Company that is a party to any Transaction Document shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing in all material respects, and shall have obtained all approvals, consents, waivers and qualifications necessary to complete the transactions contemplated hereby.

6.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions to be passed, have been executed and/or delivered by each Group Company that is a party to any Transaction Document.

6.4 Board Observer. The persons nominated by Tencent Mobility Limited and Boehringer Ingelheim Animal Health Participation GmbH respectively have been duly approved and accepted as an observer on the board of the Company.

6.5 Key Employees. Each of the, Peng Yonghe (彭永鹤), Liu Lang (刘朗), Zhang Yanzhong (张延忠), Zhang Wei (张微), Wang Liesheng (王烈胜) , Dong Yi (董轶), Wei Rensheng (魏仁生), Li Wanbang (李万邦) and Mao Junfu (毛军福), Li Li (李丽), Wang Rong (王榕), Jia Tong (贾彤), Zhou Chenguang (周晨光) and Zhu Lifeng (朱立锋) (each a “Key Employee”, and collectively the “Key Employees” ) shall have entered into an employment agreement and a confidentiality, non-compete and non-solicitation, and proprietary information and invention assignment agreement or an employment agreement containing confidentiality, non-compete, non-solicitation and proprietary information and inventions assignment provisions in form and substance in compliance with market practice.

6.6 Compliance Certificate. At the Closing, the Company shall deliver to such Investor a certificate, dated as of the Closing Date, certifying that all the conditions specified in this Section 6 have been fulfilled.

6.7 Adoption of Restated Articles. The form and substance of the Restated Articles shall have been agreed and accepted by the Parties, and shall have been duly adopted by shareholders’ resolutions of the Company.

6.8 Register of Members. With respect to a USD Investor, a copy of the Company’s register of members, certified by the registered agent of the Company as true and complete as of the Closing Date, updated to show such Investor as the holder of the Purchased Shares pursuant to Section 1.1 (where applicable) shall have been delivered to such Investor.

6.9 Shareholders Agreement. The form and substance of the Shareholders Agreement shall have been agreed and accepted by the Parties, and the Company and all other parties named therein (except for such Investor) shall have executed and delivered to such Investor the Shareholders Agreement.

6.10 Financial Statements. The Financial Statements and any annex, exhibit or schedule to this Agreement or any other Transaction Documents shall have been provided to such Investor to its satisfaction.

6.11 No Material Adverse Effect. There shall have been no Material Adverse Effect since the date of this Agreement.

6.12 Opinions of Company’s Counsels. The Investors shall have received from the Cayman Islands counsel to the Company a legal opinion addressed to the Investors, dated as of Closing, in form and substance reasonably satisfactory to the Investors.

6.13 RMB Investment Agreement. With respect to each RMB Investor (if any), New Ruipeng shall have executed and delivered to it the convertible loan agreement (collectively, the “RMB Investment Agreements”), substantially in form and substance as set forth in Exhibit B.

SECTION 7

CONDITIONS TO THE COMPANY’S OBLIGATIONS AT THE CLOSING

The obligations of the Company to issue the CLASS B Ordinary Shares or CLASS B Warrant to an Investor, as the case may be, under this Agreement are subject to the fulfillment, or waiver by the Company, at or before the Closing of the following conditions:

7.1 Representations and Warranties True and Correct. The representations and warranties made by such Investor in Section 3 hereof shall be true and correct and complete in all material respects when made, and shall be true and correct and complete in all material respects as of the date hereof and as of the Closing Date as with the same force and effect as if they had been made on and as of such dates.

7.2 Performance of Obligations. Such Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

7.3 Shareholders Agreement. Such Investor shall have executed and delivered to the Company the Shareholders Agreement.

7.4 RMB Investment Agreement. With respect to each RMB Investor (if any) only, such RMB Investor shall have executed and delivered to the Company the applicable RMB Investment Agreement to which it is a party.

SECTION 8

INDEMNIFICATION

8.1. Subject to other provisions in this Agreement, any Party in material breach of this Agreement shall indemnify and hold harmless the other Parties from and against all indemnifiable losses suffered by the other Parties directly or indirectly, as a result of, or based upon or arising from such Party’s material default. The Warrantors hereby jointly and severally agree to indemnify and hold harmless each Investor, and its affiliates, partners, directors, officers, agents and assigns, from and against all indemnifiable losses suffered by such Investor, or its affiliates, partners, directors, officers, agents and assigns (each, an “Indemnified Person”), directly or indirectly, as a result of, or based upon or arising from any material inaccuracy in, or breach or non-performance in any material aspect of any of the representations, warranties, covenants or agreements made by any Warrantor in or pursuant to this Agreement.

8.2. Without limiting the generality of the foregoing, and whether or not any representations, warranties or covenants have been provided by the Warrantors in favor of the Investors hereunder or thereunder, and notwithstanding anything to the contrary herein or disclosed in the Disclosure Schedule, the Warrantors shall also jointly and severally, indemnify each Indemnified Person against any and all losses resulting from, or arising out of, due to, directly or indirectly, (i) any claim for breach or non-performance of any applicable law relating to tax, (including, without limitation, withholding and other relevant taxes, and amounts payable to tax authorities, whether such amounts are due as taxes, interest, or fines) which has been made or may hereafter be made against any Group Company wholly or substantially in respect of or in consequence of any event occurring or any income, profits or gains earned, accrued or received by any Group Company on or before the Closing and the settlement of any claim for tax (including, without limitation, withholding and other relevant taxes); and (ii) any claim made or may hereafter be made against any Group Company for any failure on or before the Closing to pay for social insurance premiums and housing accumulation funds in full for all employees of the Group Companies and its branches in PRC.

8.3. Limitation of Liability. Notwithstanding anything to the contrary contained herein,

(a) the Company shall not be liable to indemnify the Indemnified Persons for any indemnifiable losses arising from or in connection with the matters disclosed in the Disclosure Schedule (but subject to Section 8.2);

(b) the Indemnified Person shall not be entitled to recover from the Company for any indemnifiable losses until the total amount which such Indemnified Person would recover thereunder exceeds the higher amount (“Deductible Basket”) of (x) 1% of the monies and amounts received from issuance of CLASS B Ordinary Shares or CLASS B Warrant to the relevant Investor corresponding to such Indemnified Person or (y) US$1,000,000, in which case, such Indemnified Persons shall be entitled to recover the indemnifiable losses (i) for the entire amount of such losses provided that the claim for the recovery of such losses are based on Section 8.2, or (ii) the amount of which exceeds its Deductible Basket provided that the claim for the recovery of such losses are not based on Section 8.2;

(C) the Company’s aggregated liabilities to an Indemnified Person under this Agreement shall be limited to the monies and amounts received from issuance of CLASS B Ordinary Shares or CLASS B Warrant to the relevant Investor corresponding to such Indemnified Person;

(D) the aforesaid limitation shall not limit the liability of the Warrantors for fraud, willful misconduct or gross negligence by any Group Company.

8.4. The indemnification obligation of the Warrantors set forth in this Agreement, and the rights and remedies of the Indemnified Persons in respect thereof, shall not be affected by any investigation conducted by any Indemnified Person or any representative thereof or any knowledge acquired by any Indemnified Person (or capable of being acquired by any Indemnified Person) at any time (except for knowledge acquired from the Disclosure Schedule, but without prejudice and subject to Section 8.2, which shall remain unaffected by the Disclosure Schedule nor the knowledge acquired therefrom), whether before or after the execution and delivery of this Agreement or the Closing date, with respect to, the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant, agreement or other obligation of the Group Companies.

SECTION 9

MISCELLANEOUS

9.1 Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong.

9.2 Survival. The representations, warranties, covenants and agreements made herein by the Company and the Investors shall survive two (2) years after the Closing of the transactions contemplated hereby, provided however, (i) the obligations under and any claim for breach of Sections 4.1, 4.2, 4.3, 4.4, 5.4, 5.6, 5.7, 5.8, 5.9, (ii) any claim alleging fraud, willful misconduct or gross negligence by any Group Company, and (iii) any claim relating to tax matters and social insurance and housing fund matters arising under Section 8.2, shall each survive until the expiration of the statute of limitations with respect to the applicable matters.

9.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments; provided that none of the Warrantors shall transfer or assign any rights or obligations hereunder to any other Person without the prior written consent of all other Parties.

9.4 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof, provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

9.5 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it to the addresses (or the other address or email address the recipient Party may designate by ten (10) days’ advance written notice to the other Parties) of the relevant Party set out below:

If to any Warrantor:

Address: 北京市朝阳区新源南路1-3号平安国际金融中心B座28层

Email: cfma@hillhousecap.com

Attention: 马翠芳

Contact: 010-59520888

If to Tencent Mobility Limited

Address:

c/o Tencent Holdings Limited

Level 29, Three Pacific Place

1 Queen’s Road East

Wanchai, Hong Kong

Email: legalnotice@tencent.com

Attention: Compliance and Transactions Department

If to Bohringer Ingelheim Animal Health Participations GmbH

Address: Binger Straße 173, 55216 Ingelheim am Rhein, Germany

Email: martin.schwarz@boehringer-ingelheim.com, with a copy to jochen.gann@boehringer-ingelheim.com

Attention: Dr. Martin Schwarz and Dr. Jochen Gann

Fax: +49 6132 77 40 80

If to Snow Lake China Master Fund, Ltd. and Snow Lake Asia Master Fund Limited

Address: C/O Snow Lake Capital (HK) Limited, Suites 1101-04, 11/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong

Email: jhuang@snowlakecap.com

Attention: James Huang

9.6 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of all Parties.

9.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party hereto, upon any breach or default of any other Party hereto under this Agreement, shall impair any such right, power or remedy of such former party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring.

9.8 Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

9.9 Counterparts. This Agreement may be executed in more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

9.10 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

9.11 Confidentiality and Non-Disclosure.

(a) Each Party undertakes not to disclose Confidential Information to any third party without the prior written consent of other Parties, and each party shall also procure their respective directors, equity holders, existing or future partners, shareholders, consultants and bankers, senior officers, employees, agents, advisers, professional consultants and its Affiliates, as well as its respective directors, equity holders, existing or future partners, shareholders, consultants and bankers, senior officers, employees, agents, advisers, and professional consultants (collectively referred to as “Representatives”) also comply with the aforementioned obligations. Any reference to “Confidential Information” in this Agreement means (i) information about the organization, business, technology, finances, customers, suppliers, transactions or affairs of the Group Companies or a Party, or about their respective directors, officers or employees (whether that information is provided in writing, orally or otherwise before, on or after the date of this Agreement); (ii) terms of this Agreement and the identity of the Parties and their respective Affiliates; and (iii) information or materials prepared by a Party or its Representative, which contains or otherwise reflects Confidential Information or which is generated by the Confidential Information.

(b) The above section does not apply to the following scenarios:

(i) the Confidential Information has been generally made public or known to the public, unless such Confidential Information is disclosed or caused by a Party or its Affiliate in violation of this Agreement;

(ii) a Party discloses confidential information to its Representative provided that the Representative (x) has a similar obligation of confidentiality or (y) is otherwise bound by a binding professional confidentiality obligation; or

(iii) the disclosure by a Party as a result of the requirements of the listing authority, securities trading rules, applicable law or litigation or legal proceedings related to or arising out of the Transaction Documents, but such Party shall discuss the timing, content and method of disclosing such disclosure with the other Parties prior to the disclosure is made and to the extent possible, keep confidential the part of the content as reasonably required by other Parties.

9.12 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties agrees to use its best efforts to take or cause to be taken all actions, to do or cause to be done, and to assist and cooperate with the other Parties in doing, all things and execute all instruments necessary, proper or advisable under applicable laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.

9.13 Dispute Resolution. Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be submitted to, conducted and settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Center Administered Arbitration Rules then in force. The law of this arbitration clause shall be Hong Kong laws, without regard to principles of conflict of laws thereunder. The seat of arbitration shall be in Hong Kong. The award of the arbitration tribunal shall be final and binding upon the Parties.

9.14 Termination. This Agreement may be terminated by the Company or any Investor by written notice to the other Parties, if the Closing has not occurred within forty-five (45) days after the date of this Agreement; provided that: (i) if the failure of Closing within the stipulated timeline is attributed to a Party’s fault (or with respect to the Company, any Warrantor’s fault), such Party shall not be entitled to terminate this Agreement in accordance with this Section; and (ii) any Investor shall only be entitled to terminate this Agreement with respect to its own rights and obligations to purchase the Purchased Shares (or the Class B Warrant, as the case may be), but shall not affect or prejudice any other Investor’s rights and obligations to purchase such other Investor’s Purchased Shares (or the Class B Warrant, as the case may be) under this Agreement. Such termination shall be without prejudice to any claims for damages or other remedies that the parties may have under this Agreement or applicable law.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

Ruipeng Pet Group Inc.

By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Skyfield (Shanghai) Investment Co., Ltd.
(瓴域(上海)投资有限公司)

By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Skyfield Holdings Limited

By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Skyfield Holdings (Cayman) Inc.

By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

New Ruipeng Pet Healthcare Group Co., Ltd.
( 新瑞鹏宠物医疗集团有限公司)

By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

HHRP Holdings Limited

By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

HHRP Holdings (Cayman) Inc.

By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Concordia Holdings Limited

By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Concordia Pet Care Limited

By:	/s/ Yufei He
Name: Yufei He
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Yunchong (Beijing) Animal Hospital Technology Co., Limited (云宠(北京)动物医疗科技有限公司)

By:	/s/ Rong Wang
Name: Rong Wang
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Shanghai Anan Pet Co., Limited (上海安安宠物有限公司)

By:	/s/ Rong Wang
Name: Rong Wang
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Shanghai Ce Er Xing Management and Consulting Co., Limited (上海策而行企业管理咨询有限公司)

By: Rong Wang
Name: Rong Wang
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Qingdao Ainuo Animal Hospital Management Co., Limited (青岛爱诺动物医院管理有限公司)

By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTORS:

Tencent Mobility Limited

By:	/s/ Huateng Ma
Name: Huateng Ma
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTORS:

Boehringer Ingelheim Animal Health Participation GmbH

By:	/s/ Dr. Martin Schwarz /s/ Max Schrecklinger
Name: Dr. Martin Schwarz Max Schrecklinger
Title: Managing Director Managing Director

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTORS:

Snow Lake China Master Fund, Ltd.

By:	/s/ Sean Ma
Name: Sean Ma
Title: Director

Snow Lake Asia Master Fund Limited

By:	/s/ Sean Ma
Name: Sean Ma
Title: Director